EXHIBIT 23.3




                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                             INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-2084, 333-53191, and 333-68885), and in the
Registration Statements on Form S-8 (Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736, 33-49767, 33-57029, 333-09213,
333-73427, 333-73429) of CSX Corporation of our report dated January 19, 1999 on the consolidated financial statements of Conrail Inc. and subsidiaries for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of CSX Corporation for the year ended December 31, 1999.




/s/PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
March 7, 2000